UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 1, 2008

Penske Automotive Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12297	22-3086739
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2555 Telegraph Road, Bloomfield Hills, Michigan		48302
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	248-648-2500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On September 29, 2008, we entered into a mortgage facility with Toyota Motor Credit Corporation with respect to certain of our existing Florida dealership properties. In connection with this transaction, we amended our $479 million credit agreement with DCFS USA LLC and Toyota Motor Credit Corporation (the "U.S. credit agreement") to provide us greater flexibility to enter into this mortgage facility and certain future mortgage facilities. The U.S. credit agreement includes up to $250 million in revolving loans for working capital, acquisitions, capital expenditures, investments and for other general corporate purposes, a $219 million non-amortizing term loan and an additional $10 million of availability for letters of credit, through September 30, 2011. These changes are further described in the amendment to the U.S. credit agreement, which is filed as exhibit 4.1 to this Form 8-K. We purchase motor vehicles from Daimler AG and Toyota Motor Corporation, affiliates of the lenders under the U.S. credit agreement, for sale at certain of our dealerships. The lenders also provide certain of our dealerships with "floor-plan" financing and consumer financing.

On September 29, 2008, Sytner Group Limited, one of our wholly owned subsidiaries, and the Royal Bank of Scotland plc, as agent for National Westminster Bank plc ("RBS"), amended their existing £130 million multi-option credit agreement to provide greater flexibility within the financial covenants and increase the borrowing rate paid under the facility. This facility consists of a funded term loan, a revolving credit agreement and a seasonally adjusted overdraft line of credit to be used to finance acquisitions, working capital, and general corporate purposes. The amended revolving facility provides for up to £80,000,000 in revolving loans, matures on August 31, 2011, and bears interest between defined LIBOR plus 1.0% and defined LIBOR plus 1.6%. The amended £30,000,000 funded term loan is payable ratably in quarterly intervals until fully repaid on June 30, 2011, and bears interest at between 6.29% and 6.89%. The amended seasonally adjusted overdraft line of credit provides for up to £20,000,000 in overdrafts, matures on August 31, 2011, and bears interest at the Bank of England Base Rate plus 1.75%. A copy of each of the amendments is attached as Exhibits 4.2, 4.3 and 4.4 to this form and each is hereby incorporated by reference herein. Sytner Group Limited also sells motor vehicles to an affiliate of RBS.

Item 7.01 Regulation FD Disclosure.

The information in Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit 4.1 Sixth Amendment dated September 29, 2008 to the Second Amended and Restated Credit Agreement dated September 8, 2004 by and among us, DCFS USA LLC and Toyota Motor Credit Corporation.

Exhibit 4.2 Amendment dated September 29, 2008 to Multi-Option Credit Agreement dated as of August 31, 2006 between Sytner Group Limited and RBS.

Exhibit 4.3 Amendment dated September 29, 2008 to Fixed Rate Credit Agreement dated as of August 31, 2006 between Sytner Group Limited and RBS.

Exhibit 4.4 Amendment dated September 29, 2008 to Seasonally Adjusted Overdraft Agreement dated as of August 31, 2006 between Sytner Group Limited and RBS.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Penske Automotive Group, Inc.

October 1, 2008	By:	/s/ Shane M. Spradlin

Name: Shane M. Spradlin
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

4.1	Exhibit 4.1 Sixth Amendment dated September 29, 2008 to the Second Amended and Restated Credit Agreement dated September 8, 2004 by and among us, DCFS USA LLC and Toyota Motor Credit Corporation.
4.2	Exhibit 4.2 Amendment dated September 29, 2008 to Multi-Option Credit Agreement dated as of August 31, 2006 between Sytner Group Limited and RBS.
4.3	Exhibit 4.3 Amendment dated September 29, 2008 to Fixed Rate Credit Agreement dated as of August 31, 2006 between Sytner Group Limited and RBS.
4.4	Exhibit 4.4 Amendment dated September 29, 2008 to Seasonally Adjusted Overdraft Agreement dated as of August 31, 2006 between Sytner Group Limited and RBS.